UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 18, 2005

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

000-27778	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326

(Address of Principal Executive Offices) (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2005, Premiere Global Services, Inc. (the “Company”) entered into an amended and restated employment agreement with each of Boland T. Jones, the Company’s Chief Executive Officer, and Jeffrey A. Allred, the Company’s President and Chief Operating Officer. The initial terms of Mr. Jones’ and Mr. Allred’s existing employment agreements expired on January 1, 2005, and had automatically renewed for additional one-year terms. The amended and restated agreements, which are effective as of January 1, 2005, extend the term of Mr. Jones’ agreement to January 1, 2010, and the term of Mr. Allred’s agreement to January 1, 2006. The term of each amended and restated agreement will automatically renew for an additional one-year period following such initial terms, unless the Company or the executive decides not to renew the agreement. The following summary describes certain material provisions of the amended and restated agreements, which are included as Exhibits 10.1 and 10.2 to this Current Report.

Pursuant to the terms of the amended and restated agreements, Mr. Jones’ annual base salary is $900,000, and Mr. Allred’s annual base salary is $600,000. The Compensation Committee of the Board of Directors of the Company will review the salaries annually and may, in its sole discretion, increase base salaries from time to time. In addition to base salary, Mr. Jones and Mr. Allred may earn each year both a cash bonus and a stock bonus based on the achievement of performance criteria established from year to year by the Compensation Committee.

Unless the Compensation Committee determines otherwise prior to the end of the first quarter of a given calendar year, Mr. Jones’ and Mr. Allred’s bonuses for such year will be based upon the Company achieving certain quarterly and annual targets for revenues and earnings before interest, taxes, depreciation and amortization (“EDITDA”). Each of Mr. Jones’ and Mr. Allred’s target cash bonus will be equal to 100% of their respective base salaries for such year, subject to a sliding scale, and the final cash bonuses are capped at 150% of base salary. Unless the Compensation Committee determines otherwise, 80% of each target cash bonus will be allocated to achievement of cumulative quarterly targets (20% per quarter) and 20% will be allocated to achievement of annual targets, and each cash bonus will be based two-thirds on achievement of EBITDA targets and one-third on achievement of revenue targets.

A stock bonus will be payable in shares of Company common stock having a value equal to the executive’s earned quarterly or annual cash bonus, as the case may be, and will be granted on the same date as the relevant cash bonus. The number of shares issued pursuant to a quarterly or annual stock bonus will be determined by dividing the dollar amount of the relevant cash bonus by the per share closing price of the Company’s common stock on the date of the grant. The shares issued pursuant to a stock bonus will vest on the day following the date of grant but may not be sold or transferred for a period of 18 months following the date of grant, other than as necessary to satisfy the executive’s tax liabilities incurred upon vesting of the shares, to a charitable trust established by the executive, for any reason following a change of control of the Company or termination of the executive’s employment without cause or for good reason, or as otherwise permitted by the Compensation Committee in its sole discretion. A form of the Restricted Stock Agreement under which the Company will grant stock bonus shares to Mr. Jones and Mr. Allred is included as Exhibit 10.3 to this Current Report.

The amended and restated agreements provide that if the Company terminates Mr. Jones’ or Mr. Allred’s employment for any reason other than for “cause” (as defined in the agreement), death, disability, or if the executive resigns for “good reason” (as defined in the agreement), the executive will be entitled to severance compensation equal to 2.99 times the greater of (a) the sum of his annual base salary in effect at the date of his termination plus 200% of his target cash bonus for the year in which his termination occurs, or (b) the sum of the highest annual base salary plus 200% of the highest cash bonus paid to him for any of the three calendar years prior to the date of termination. This severance amount will be payable in cash in equal installments over a 12-month period, unless the termination occurs during a 24-month period following a change of control of the Company, in which case the severance amount will be payable in a lump sum upon the effective date of the termination. In addition, upon termination of the executive’s employment without cause or for good reason, or in the event that the Company fails to renew the term of the amended and restated agreement, the executive will continue to participate in any of the Company’s dental, disability, life, or similar programs in which he participated immediately prior to termination, for a period of 18 months or, if longer, the remaining term of the agreement as if such termination had not occurred. The executive also will continue to participate in any of the Company’s medical or health plans and programs in which he participated immediately prior to such termination, for a period of 60 months after the date of termination without cause or for good reason, or for a period of 24 months following the termination of the amended and restated agreement due to the Company’s failure to renew its term.

The amended agreements provide that the Company will pay Mr. Jones or Mr. Allred a gross-up payment in the event that any payments or benefits to which the relevant executive may be entitled are treated as “excess parachute payments” and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Pursuant to the terms of the amended and restated agreements, Mr. Jones and Mr. Allred have agreed not to compete with the Company, solicit any employee or customer of the Company, or disclose any confidential information (as defined in the agreement), during the term of the amended agreements and for one year thereafter.

The amended and restated agreements also provide that in connection with their execution, the Company will issue restricted stock awards to Mr. Jones and Mr. Allred.

Pursuant to this provision, on April 18, 2005, the Company granted to Mr. Jones 900,000 shares of restricted stock. In recognition of Mr. Jones’ service during the first quarter of 2005, 45,000 of such shares were immediately vested as of the date of grant. The remaining shares of restricted stock will vest in 19 equal quarterly installments beginning on June 30, 2005, provided that Mr. Jones is still employed by the Company or any of its affiliates.

Similarly, on April 18, 2005, Mr. Allred was granted 120,000 shares of restricted stock. In recognition of Mr. Allred’s service during the first quarter of 2005, 30,000 of such shares were immediately vested as of the date of grant. The remaining shares of restricted stock will vest in three equal quarterly installments beginning on June 30, 2005, provided that Mr. Allred is still employed by the Company or any of its affiliates.

In the event of the termination of Mr. Jones’ or Mr. Allred’s employment by reason of his death or disability, by the Company without cause, or by the executive for good reason, the vesting of such restricted stock will accelerate in full. In addition, such restricted stock will vest in full upon a change of control of the Company.

A copy of the Restricted Stock Agreements under which the Company has made such restricted stock grants to Mr. Jones and Mr. Allred are included as Exhibits 10.4, 10.5 and 10.6 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Fourth Amended and Restated Executive Employment Agreement between Boland T. Jones and Registrant, effective January 1, 2005.

10.2	Fourth Amended and Restated Executive Employment Agreement between Jeffrey A. Allred and Registrant, effective January 1, 2005.

10.3	Form of Restricted Stock Agreement to be issued to Boland T. Jones and Jeffrey A. Allred as Stock Bonuses pursuant to the terms of their Fourth Amended and Restated Executive Employment Agreements with Registrant.

10.4	Restricted Stock Agreement between Boland T. Jones and Registrant, effective April 18, 2005, under the 2004 Long-Term Incentive Plan.

10.5	Restricted Stock Agreement between Boland T. Jones and Registrant, effective April 18, 2005, under the 1995 Stock Plan.

10.6	Restricted Stock Agreement between Jeffrey A. Allred and Registrant, effective April 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: April 20, 2005	By:	/s/ L. Scott Askins
L. Scott Askins
Senior Vice President – Legal,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amended and Restated Executive Employment Agreement between Boland T. Jones and Registrant, effective January 1, 2005.

10.2	Fourth Amended and Restated Executive Employment Agreement between Jeffrey A. Allred and Registrant, effective January 1, 2005.

10.3	Form of Restricted Stock Agreement to be issued to Boland T. Jones and Jeffrey A. Allred as Stock Bonuses pursuant to the terms of their Fourth Amended and Restated Executive Employment Agreements with Registrant.

10.4	Restricted Stock Agreement between Boland T. Jones and Registrant, effective April 18, 2005, under the 2004 Long-Term Incentive Plan.

10.5	Restricted Stock Agreement between Boland T. Jones and Registrant, effective April 18, 2005, under the 1995 Stock Plan.

10.6	Restricted Stock Agreement between Jeffrey A. Allred and Registrant, effective April 18, 2005.